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                                                                  EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-21631-02) filed as Post Effective Amendment No. 2 to Form S-4 Registration Statement No. 333-21631, of Cardinal Health, Inc. of our report dated May 17, 1996 related to the Owen Healthcare, Inc. 401(k) Savings Plan which appears on pages 4-5 in the Form 11-K of Owen Healthcare, Inc. dated June 28, 1996 and of our report dated January 30, 1997 related to the financial statements of Owen Healthcare, Inc. which appears in the Current Report on Form 8-K of Cardinal Health, Inc. dated June 10, 1997.


/s/ Price Waterhouse LLP
---------------------------
PRICE WATERHOUSE LLP

Houston, Texas
June 12, 1997